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                                 EXHIBIT TO S-4
                             REGISTRATION STATEMENT
                                  EXHIBIT 99.C



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                          PROXY FOR SPECIAL MEETING OF
                    THE DELAWARE COUNTY BANK & TRUST COMPANY
                                 DELAWARE, OHIO

     KNOW ALL MEN BY THESE PRESENTS, that I, the undersigned shareholder of The Delaware County Bank & Trust Company, Delaware, Ohio, do hereby nominate, constitute, and appoint _______________ and/or ________________, or either of them (with full power of substitution for me and in my name, place and stead) to vote all the common stock of said Corporation, standing in my name on its books on November ____, 1996, at the Special Meeting of its shareholders to be held at ____________________________________, Delaware, Ohio 43015, on
December ____, 1996 at ____ p.m. (local time), or any adjournments thereof with all the powers the undersigned would possess if personally present as follows:

1. To approve and vote upon the formation of a holding company by the adoption of a Merger Agreement (the "Agreement"), which provides for: (i) the merger of Delaware Interim Bank, a wholly owned subsidiary of DCB Financial Corp., an Ohio corporation (the "Company"), with and into the Bank under the name and charter of The Delaware County Bank & Trust Company with shareholders of the Bank receiving three (3) shares of Company stock for each share of Bank stock held by them.

           / /  For             / /  Against            / /  Abstain

2. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" THE PROPOSITIONS LISTED ABOVE UNLESS "AGAINST" OR "ABSTAIN" IS INDICATED. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF MANAGEMENT. ALL SHARES REPRESENTED BY PROPERLY EXECUTED PROXIES WILL BE VOTED AS DIRECTED.

The Board of Directors recommends a vote "FOR" the propositions. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS and may be revoked prior to its exercise by either written notice or personally at the meeting or by a subsequently dated proxy.




                          PLEASE SIGN ON REVERSE SIDE

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Date:
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     (STOCKHOLDER SIGNATURE)



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     (STOCKHOLDER SIGNATURE)

Please Print Name
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Please Print Number of Shares
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(WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, PLEASE
GIVE FULL TITLE. IF MORE THAN ONE TRUSTEE, ALL SHOULD SIGN. ALL JOINT OWNERS MUST SIGN.)




                       PLEASE SIGN AND RETURN IMMEDIATELY